As filed with the Securities and Exchange Commission on February 3, 1997
                                             Registration No. 333-
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------
                                  FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------
                            FORT HOWARD CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                       2676                          39-1090992
(State or other jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification No.)
                             --------------------

                             1919 South Broadway
                         Green Bay, Wisconsin 54304
                               (414) 435-8821
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                             --------------------
                           FORT HOWARD CORPORATION
                  MANAGEMENT EQUITY PARTICIPATION AGREEMENT

                           FORT HOWARD CORPORATION
                           MANAGEMENT EQUITY PLAN

                           FORT HOWARD CORPORATION
                          1995 STOCK INCENTIVE PLAN

                           FORT HOWARD CORPORATION
                 1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the Plans)
                             --------------------
                              JAMES W. NELLEN II
                         Vice President and Secretary
                            Fort Howard Corporation
                             1919 South Broadway
                          Green Bay, Wisconsin 54304
                               (414) 435-8821
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                             --------------------
                       CALCULATION OF REGISTRATION FEE
==============================================================================

                                               Proposed Maximum   Proposed Maximum   Amount of
  Title of Each Class of     Number of Shares   Offering Price Per    Aggregate      Registration
Securities to be Registered  to be Registered(1)     Share(2)      Offering Price(2)      Fee
-------------------------------------------------------------------------------------------------
Common Stock par value $.01
  per Share..................1,529,112 Shares   $19.75 to $30.81    $36,896,874.72    $11,180.87
=================================================================================================
(1)  The Aggregate number of shares of Common Stock registered hereunder consists of shares of Common Stock which have been authorized and reserved for issuance upon the exercise of stock options which have been granted under the Fort Howard Corporation 1995 Stock Incentive
     Plan (the "1995 Plan").  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, such additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock dividends or stock splits.
(2)  Pursuant to Rule 457(h) under the Securities Act, offering prices are based on (a) the option exercise price of $19.75 per share for 716,100 shares; (b) the option exercise price of $27.75 per share for 750,000 shares; and (c) $30.81 per share for 63,012 shares estimated solely for the purpose of calculating the amount of registration fee based on the average of the high and low prices of the Common Stock as reported by Nasdaq on January 28,
     1997, a date within five business days prior to the date of filing of this Registration
     Statement.

EXPLANATORY NOTE


     The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-63099) are incorporated herein by reference in their entirety.


ITEM 8.  EXHIBITS.


         Exhibit No.   Description

          *4.1         Restated Certificate of Incorporation of the Company.
                       (Incorporated by reference to Exhibit 3.1 to the Company's Form 10-K for the year ended December 31, 1994, File No. 20473.)

          +4.2         Amended and Restated By-laws of the Company.

          *4.3 1995 Stock Incentive Plan (Incorporated by reference to Exhibit No. 10.15 as filed with the Company's Amendment No. 1 to Form S-1 on February 8, 1995, No. 33-56573).

          +4.4         Amendment No. 1 to 1995 Stock Incentive Plan.

          +5 Opinion of Shearman & Sterling, counsel to the Registrant as to the legality of the securities registered hereby.

          +23.1        Consent of Arthur Andersen LLP.

          +23.2        Consent of Shearman & Sterling (included in Exhibit 5).

          *24 Powers of Attorney (included as part of signature page).

         ------------
         +Filed herewith
         *Previously filed.

                                    SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin on the 3rd day of February, 1997.


                                       FORT HOWARD CORPORATION


                                       By /s/ James W. Nellen II
                                          ---------------------
                                          James W. Nellen II
                                          Vice President and Secretary




                                     - 2 -
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                   Title                            Date
       ---------                   -----                            ----


           *               Director, President and Chief      February 3, 1997
----------------------     Executive Officer (principal
Michael T. Riordan         executive officer)


           *               Director and Chairman of the       February 3, 1997
----------------------     Board of Directors
Donald H. DeMeuse


           *               Director, Vice Chairman            February 3, 1997
----------------------     and Chief Financial Officer
Kathleen J. Hempel         (principal financial and
                           accounting officer)


           *               Director                           February 3, 1997
----------------------
Donald Patrick Brennan


           *               Director                           February 3, 1997
----------------------
Frank V. Sica


           *               Director                           February 3, 1997
----------------------
Robert H. Niehaus


           *               Director                           February 3, 1997
----------------------
David I. Margolis


           *               Director                           February 3, 1997
----------------------
Dudley J. Godfrey, Jr.


           *               Director                           February 3, 1997
----------------------
James L. Burke


*By /s/ James W. Nellen II
----------------------                                        February 3, 1997
James W. Nellen II
Attorney-In-Fact




                                     - 3 -


                              INDEX TO EXHIBITS

         Exhibit No.   Description

          *4.1         Restated Certificate of Incorporation of the Company.
                       (Incorporated by reference to Exhibit 3.1 to the Company's Form 10-K for the year ended December 31, 1994, File No. 20473.)

          +4.2         Amended and Restated By-laws of the Company.

          *4.3 1995 Stock Incentive Plan (Incorporated by reference to Exhibit No. 10.15 as filed with the Company's Amendment No. 1 to Form S-1 on February 8, 1995, No. 33-56573).

          +4.4         Amendment No. 1 to 1995 Stock Incentive Plan.

          +5 Opinion of Shearman & Sterling, counsel to the Registrant as to the legality of the securities registered hereby.

          +23.1        Consent of Arthur Andersen LLP.

          +23.2        Consent of Shearman & Sterling (included in Exhibit 5).

          *24 Powers of Attorney (included as part of signature page).

         ------------
         +Filed herewith
         *Previously filed.